UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 26, 2016

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders

On January 26, 2016, stockholders of Hormel Foods Corporation (the Company) approved a proposal to effect a two-for-one split of the Company’s common stock.  Per the proposal, the Company’s common stock will be reclassified by reducing the par value from $.0293 per share to $.01465 per share and increasing the number of authorized shares from 800 million to 1.6 billion shares, in order to effect a two-for-one stock split.

The Company’s Restated Certificate of Incorporation was amended effective January 27, 2016, to effect the split, as described above.  Per that amendment, each stockholder of record on January 26, 2016 will be entitled to receive one additional share of common stock, at a par value of $.01465, for each share of common stock already held on that date.  The Company will distribute the additional shares of $.01465 par value common stock in uncertificated (book-entry) form on or about February 9, 2016.  The Company will also reserve for issuance the maximum number of shares of common stock subject to options and other awards which have been granted or may be granted under the Company’s stock award and other stock plans, which provide that the number of shares of common stock reserved for issuance shall be appropriately adjusted in the event of a stock split.

Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company conducted its annual stockholders’ meeting on January 26, 2016.

At the annual meeting, 241,896,717 shares were represented (91.5 percent of the 264,228,740 shares outstanding and entitled to vote).  Three items were considered at the meeting and the results of the voting were as follows:

1.  Election of Directors:  The nominees in the proxy statement were:  Gary C. Bhojwani, Terrell K. Crews, Jeffrey M. Ettinger, Jody H. Feragen, Glenn S. Forbes, M.D., Stephen M. Lacy, John L. Morrison, Elsa A. Murano, Ph.D., Robert C. Nakasone, Susan K. Nestegard, Dakota A. Pippins, Christopher J. Policinski, Sally J. Smith, James P. Snee, and Steven A. White.  The results were as follows:

DIRECTOR:	FOR	WITHHELD	BROKER NON- VOTE
Gary C. Bhojwani	213,342,165	6,356,986	22,197,566
Terrell K. Crews	213,405,473	6,293,678	22,197,566
Jeffrey M. Ettinger	208,775,559	10,923,592	22,197,566
Jody H. Feragen	205,770,003	13,929,148	22,197,556
Glenn S. Forbes, M.D.	213,390,619	6,308,532	22,197,566
Stephen M. Lacy	211,352,927	8,346,224	22,197,566
John L. Morrison	212,910,420	6,788,731	22,197,566
Elsa A. Murano, Ph.D.	213,432,563	6,266,588	22,197,566
Robert C. Nakasone	212,111,699	7,587,452	22,197,566
Susan K. Nestegard	213,401,063	6,298,088	22,197,566
Dakota A. Pippins	212,209,415	7,489,736	22,197,566
Christopher J. Policinski	213,110,302	6,588,849	22,197,566
Sally J. Smith	211,696,180	8,002,971	22,197,566
James P. Snee	212,466,770	7,232,381	22,197,566
Steven A. White	213,034,544	6,664,607	22,197,566

2.   Proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 800 million to 1.6 billion shares, and reduce the par value from $.0293 to $.01465 per share, in order to effect a two-for-one split of the Company’s Common Stock:

For:	235,010,529
Against:	1,135,880
Abstain:	5,750,308

3.  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 30, 2016:

For:	234,606,407
Against:	1,298,737
Abstain:	5,991,573

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: January 28, 2016	By	/s/ JODY H. FERAGEN
JODY H. FERAGEN
Executive Vice President and
Chief Financial Officer

Dated: January 28, 2016	By	/s/ JAMES N. SHEEHAN
JAMES N. SHEEHAN
Vice President and Controller